UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 26, 2011
GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
310 N. State Street, Suite 208
Lake Oswego, Oregon 97034

(Address of Principal Executive
Offices) (Zip Code)
Registrant’s telephone number, including area code: (855) 855-4523
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Amended and Restated Investor Subscription Agreement
     On September 26, 2011, we entered into an amended and restated investor subscription agreement with two institutional investors under which the investors have agreed to purchase from us a total of 700,000 shares of our common stock at a purchase price of $0.65 per share. The amended agreement supercedes and replaces the investor subscription agreement, dated as of September 24, 2011, with the investors announced by us on September 26, 2011.
     The closing of the investors’ purchase of our common stock is expected to occur on September 28, 2011, subject to customary closing conditions. The shares of our common stock are being offered and sold to the investors pursuant to our shelf registration statement on Form S-3 (File No. 333-167025), which was declared effective by the Commission on May 28, 2010.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     We are filing as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2011	GALENA BIOPHARMA, INC.
	By:	/s/ Mark J. Ahn
Mark J. Ahn
President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description
10.1	Amended and Restated Investor Subscription Agreement, dated September 26, 2011, among Galena Biopharma, Inc., Tang Capital Partners, LP. and RTW Investments, LLC

3